Exhibit 3.4

FORM OF

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

WARNER MUSIC GROUP CORP.

Warner Music Group Corp. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (as may be amended from time to time, the “DGCL”), does hereby certify as follows:

A. The present name of the Corporation is Warner Music Group Corp. The original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on November 21, 2003, under the name “WMG Parent Corp.”

B. This Fourth Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) and by written consent of the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the DGCL and restates, integrates, and further amends the Third Amended and Restated Certificate of Incorporation of the Corporation.

C. Pursuant to Sections 242 and 245 of the DGCL, the text of the Third Amended and Restated Certificate of Incorporation of the Corporation is hereby amended, integrated and restated in its entirety to read as follows:

FIRST: The name of the Corporation is Warner Music Group Corp.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 160 Greentree Drive, Suite 101 in the City of Dover, County of Kent, 19904. The name of its registered agent at such address is National Registered Agents, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. The Corporation shall not have the power to take any action prohibited by the Stockholder Agreement (as defined under Article SEVENTH of this Certificate of Incorporation) without the consent of Access as provided in the Stockholder Agreement.

FOURTH:

A. Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 2,100,000,000 shares of stock, consisting of (i) 1,000,000,000 shares of Class A Common Stock, $0.001 par value per share (“Class A Common Stock”), (ii) 1,000,000,000 shares of Class B Common Stock, $0.001 par value per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), and (iii) 100,000,000 shares of preferred stock, $1.00 par value per share (“Preferred Stock”), issuable in one or more series as hereinafter provided.

B. Powers and Right of the Preferred Stock. The Preferred Stock may be issued at any time and from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide, out of unissued shares of Preferred Stock that have not been designated as to series, for the issuance of shares of Preferred Stock in one or more series and, by resolution adopted in accordance with law and by filing a certificate of designations pursuant to the applicable provisions of the DGCL (hereinafter referred to as a “Preferred Stock Certificate of Designations”), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers (including voting powers, full or limited, if any), preferences and the relative participating, optional or other special rights thereof, and the qualifications, limitations and restrictions thereof, of shares of each such series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock and the qualifications, limitations and restrictions thereof, if any, may be different from those of any and all other series at any time outstanding. Any shares of any series of Preferred Stock purchased, exchanged, converted or otherwise acquired by the Corporation, in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of any series of Preferred Stock created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in this Certificate of Incorporation or in such resolution or resolutions.

C. Powers and Rights of the Class A Common Stock and Class B Common Stock. The description of the Class A Common Stock and Class B Common Stock, and the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, are as follows:

(1) Identical Rights. Except as otherwise expressly provided herein or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights, powers and privileges and rank equally (including as to dividends and distributions, and any liquidation, dissolution or winding up of the Corporation), share ratably and be identical in all respects as to all matters. The number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the total combined voting power of the then-outstanding Voting Securities entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

(2) Voting Rights.

(a) General Voting Rights. Except as otherwise expressly provided herein or required by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters submitted to a vote of the stockholders of the Corporation; provided, however, that, except as otherwise required by the DGCL or other applicable law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation or to a Preferred Stock Certificate of Designations that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to this Certificate of Incorporation or a Preferred Stock Certificate of Designations or pursuant to the DGCL.

(b) Votes Per Share. Except as otherwise expressly provided herein or required by applicable law, on any matter that is submitted to a vote of the stockholders of the Corporation, each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each such share, and each holder of shares of Class B Common Stock shall be entitled to twenty (20) votes for each such share.

(3) Dividends. Whenever a dividend, other than a dividend that constitutes a Share Distribution, is paid to the holders of shares of Class A Common Stock or Class B Common Stock then outstanding, the Corporation will also pay to the holders of shares of the other class of Common Stock then outstanding an equal dividend per share on an equal priority, pari passu basis, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class. Dividends will be payable only as and when declared from time to time by the Board of Directors out of assets of the Corporation legally available therefor.

(4) Share Distributions. If at any time a Share Distribution is to be made with respect to shares of Class A Common Stock or Class B Common Stock then outstanding, the Corporation will also pay a Share Distribution to the holders of shares of the other class of Common Stock then outstanding, and in all events, only as follows (unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class):

(a) a Share Distribution may be declared and paid on an equal per share basis among the shares of Class A Common Stock and shares of Class B Common Stock consisting of (i) shares of Class A Common Stock or Class A Convertible Securities declared and paid to holders of shares of Class A Common Stock and (ii) shares of Class B Common Stock or Class B Convertible Securities declared and paid to holders of shares of Class B Common Stock (for the avoidance of doubt, shares of Class B Common Stock or Class B Convertible Securities may not be issued, paid or otherwise distributed to holders of Class A Common Stock or Class A Convertible Securities unless approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon);

(b) a Share Distribution consisting of shares of any class or series of securities of the Corporation or any other Person, other than shares of Class A Common Stock or Class B Common Stock (or Class A Convertible Securities or Class B Convertible Securities), may be declared and paid on the basis of a distribution of (i) identical securities, on an equal per share basis, to holders of shares of Class A Common Stock and Class B Common Stock or (ii) a separate class or series of securities to the holders of shares of Class A Common Stock and a different class or series of securities to the holders of shares of Class B Common Stock, on an equal per share basis to such holders of the shares of Class A Common Stock and Class B Common Stock; provided that, in connection with a Share Distribution pursuant to clause (ii), such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the Underlying Securities) do not differ in any respect other than their relative voting rights (and any other differences between the Class A Common Stock and Class B Common Stock set forth in this Certificate of Incorporation, mutatis mutandis, and any other related differences in designations, conversion and share distribution provisions, as applicable), with holders of shares of Class B Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of Class A Common Stock receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights; provided that the highest relative voting rights are no more than twenty (20) times greater than the lesser relative voting rights; provided further that, unless otherwise approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, the class or series of securities received by the holders of Class B Common Stock shall provide for twenty (20) votes per share; or

(c) in the case of a Share Distribution consisting of shares of any class or series of securities of any other Person, such other Person shall have a certificate of incorporation or other constituent document with provisions substantially similar in all material respects to the provisions set forth in this Certificate of Incorporation (including provisions providing for the distribution of voting securities to holders of Class B Common Stock that have 20 times the voting power of any securities distributed to holders of Class A Common Stock), unless otherwise approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon.

(5) Treatment in a Change of Control or any Merger Transaction.

(a) Subject to subsection (c) of this Article FOURTH, Section C(5), in connection with any Change of Control Transaction, shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such Change of Control Transaction shall be treated equally, identically and ratably, on a per share basis, with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders of the Corporation, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class.

(b) Subject to subsection (c) of this Article FOURTH, Section C(5), any merger or consolidation of the Corporation with or into any other entity, which is not a Change of Control Transaction, shall require approval by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class, unless (i) the shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such merger or consolidation are treated equally, identically and ratably, on a per share basis, including whether such shares remain outstanding and with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders of the Corporation in respect thereof; or (ii) such shares are converted on a pro rata basis into shares of the surviving entity or its parent in such transaction having identical rights, powers and privileges to the shares of Class A Common Stock and Class B Common Stock in effect immediately prior to such merger or consolidation, respectively; provided that if the voting power of the Class B Common Stock, including the voting power of the Class B Common Stock relative to the voting power of the Class A Common Stock would be adversely affected by such merger or consolidation, the approval by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock shall be required.

(c) Notwithstanding anything to the contrary contained in this Certificate of Incorporation, (i) for the avoidance of doubt, consideration to be paid to or received by a holder of shares of Class A Common Stock or Class B Common Stock in connection with any Change of Control Transaction or any merger or consolidation of the Corporation with or into any other entity, which is not a Change of Control Transaction, pursuant to any employment, consulting, severance or similar services arrangement shall be deemed not to be “paid or otherwise distributed to stockholders” or consideration in respect of shares of the capital stock of the Corporation for purposes of this Article FOURTH, Section C(5), and (ii) to the extent all or part of the consideration into which shares of Class A Common Stock or Class B Common Stock are converted or any consideration paid or otherwise distributed to stockholders of the Corporation in any Change of Control Transaction or any merger or consolidation of the Corporation with or into any other entity, which is not a Change of Control Transaction, is in the form of securities of another corporation or other entity, then the holders of shares of Class B Common Stock shall have their shares of Class B Common Stock converted into, or may otherwise be paid or distributed, such securities with a greater number of votes per share (but in no event greater than twenty (20) times; provided that, unless otherwise approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, the class or series of securities received by the holders of Class B Common Stock shall provide for twenty (20) votes per share) than such securities into which shares of Class A Common Stock are converted, or which are otherwise paid or distributed to the holders of shares of Class A Common Stock (and the provisions governing the securities payable or otherwise distributable to the holders of shares of Class B Common Stock may also differ from the provision governing the securities payable or otherwise distributable to the holders of shares of Class A Common Stock in the same relative manner as the Class A Common Stock and Class B Common Stock differ from each other as set forth in this Certificate of Incorporation, mutatis mutandis, and any other related differences in designations, conversion and share distribution provisions, as applicable), without any requirement that such different treatment be approved by the holders of shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

(6) Reclassification, Split, Subdivision, or Combination. If the Corporation in any manner reclassifies, splits, subdivides or combines the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class will concurrently therewith be proportionately reclassified, split, subdivided or combined in a manner that maintains the same proportionate equity ownership and voting rights between the holders of the outstanding shares of Class A Common Stock and the holders of the outstanding shares of Class B Common Stock on the record date for such reclassification, split, subdivision or combination, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class; provided that if the voting power of the Class B Common Stock, including the voting power of the Class B Common Stock relative to the voting power of the Class A Common Stock, would be adversely affected by such reclassification, split, subdivision or combination, the approval by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock shall be required.

(7) Liquidation and Dissolution. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, and be entitled to receive an equal amount per share of all the assets of the Corporation of whatever kind available for distribution to holders of shares of Common Stock, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the payment in full of the preferential or other amounts to which any series of Preferred Stock are entitled, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class. Neither the consolidation or merger of the Corporation with or into any other Person or Persons nor the sale, lease or exchange of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article FOURTH, Section C(7).

(8) No Adverse Effect on the Class B Common Stock. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, the rights, powers, preferences and privileges of the shares of Class B Common Stock may not be adversely affected in any manner (whether by amendment, or through merger, recapitalization, consolidation or otherwise) without the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon.

D. Definitions. For purposes of this Certificate of Incorporation:

(1) “Change of Control Transaction” means (i) the sale, lease, exchange, transfer, exclusive license (except any such licenses entered into in the ordinary course of business) or other disposition (other than liens and encumbrances created in the ordinary course of business, including liens or encumbrances to secure indebtedness for borrowed money that are approved by the Board of Directors, so long as no foreclosure occurs in respect of any such lien or encumbrance) of all or substantially all of the Corporation’s property and assets (which shall for such purpose include the property and assets of any direct or indirect subsidiary of the Corporation, taken as a whole); provided that any sale, lease, exchange, transfer, exclusive license (except any such licenses entered into in the ordinary course of business) or other disposition of property or assets exclusively between or among the Corporation and any wholly owned direct or indirect subsidiary or subsidiaries of the Corporation shall not be deemed a “Change of Control Transaction”; (ii) the merger, consolidation, business combination or other similar transaction of the Corporation with or into any other entity, other than a merger, consolidation, business combination or other similar transaction that would result in the Voting Securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the Voting Securities, as outstanding immediately after such merger, consolidation, business combination or other similar transaction, and the stockholders of the Corporation immediately prior to the merger, consolidation, business combination or other similar transaction owning Voting Securities or voting securities of the surviving entity or its parent immediately following the merger, consolidation, business combination or other similar transaction in substantially the same proportions (vis-à-vis each other) as such stockholders owned the Voting Securities immediately prior to the transaction; or (iii) a recapitalization, liquidation, dissolution or other similar transaction involving the Corporation, other than a recapitalization, liquidation, dissolution or other similar transaction that would result in the Voting Securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total combined voting power represented by the Voting Securities, as outstanding immediately after such recapitalization, liquidation, dissolution or other similar transaction, and the stockholders of the Corporation immediately prior to the recapitalization, liquidation, dissolution or other similar transaction owning Voting Securities or voting securities of the surviving entity or its parent immediately following the recapitalization, liquidation, dissolution or other similar transaction in substantially the same proportions (vis-à-vis each other) as such stockholders owned the Voting Securities immediately prior to the transaction.

(2) “Class A Convertible Securities” means Convertible Securities convertible into or exercisable or exchangeable for shares of Class A Common Stock.

(3) “Class B Convertible Securities” means Convertible Securities convertible into or exercisable or exchangeable for shares of Class B Common Stock.

(4) “Convertible Securities” means (i) any securities of the Corporation (other than Class A Common Stock or Class B Common Stock) that are directly or indirectly convertible into or exchangeable for, or that evidence the right to purchase, directly or indirectly, securities of the Corporation or any other Person, whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise, and (ii) any securities of any other Person that are directly or indirectly convertible into or exchangeable for, or that evidence the right to purchase, directly or indirectly, securities of such Person or any other Person (including the Corporation), whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise.

(5) “Liquidation Event” means any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, or any Change of Control Transaction.

(6) “Person” means a natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated association or other legal entity.

(7) “Share Distribution” means a dividend or distribution (including a dividend or distribution made in connection with any stock-split, reclassification, recapitalization, dissolution, winding up or full or partial liquidation of the Corporation) payable in shares of any class or series of capital stock, Convertible Securities or other securities of the Corporation or any other Person.

(8) “Underlying Securities” means, with respect to any class or series of Convertible Securities, the class or series of securities into which such class or series of Convertible Securities are directly or indirectly convertible, or for which such Convertible Securities are directly or indirectly exchangeable, or that such Convertible Securities evidence the right to purchase or otherwise receive, directly or indirectly.

(9) “Voting Securities” means the Class A Common Stock and Class B Common Stock and any series of Preferred Stock which by the terms as set forth herein or in its Preferred Stock Certificate of Designations is designated as a Voting Security; provided that, except as may otherwise be required by the DGCL or other applicable law, each such series of Preferred Stock shall be entitled to vote together with the other Voting Securities only as and to the extent expressly provided for by its terms as set forth herein or in the applicable Preferred Stock Certificate of Designations.

FIFTH:

A. Voluntary Conversion of Class B Common Stock.

(1) On and subject to the terms of Article FIFTH, Section A(2), each share of Class B Common Stock shall be voluntarily convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time and from time to time, and without payment of additional consideration to the holder thereof.

(2) In order for a holder of shares of Class B Common Stock to voluntarily convert shares of Class B Common Stock into shares of Class A Common Stock, such holder shall (i) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Class B Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Class B Common Stock and, if applicable, any event on which such conversion is contingent (which, in the case of a contingent conversion, such notice may be revoked by such holder prior to the time on which the conversion would otherwise occur unless otherwise specified by such holder) and (ii) surrender the certificate or certificates, if any, representing such shares of Class B Common Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation (which may include a requirement to post a bond) to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) at the office of the transfer agent for the Class B Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Class A Common Stock to be issued. If required by the Corporation, any certificate or certificates so surrendered shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion, unless such notice is subject to a condition or contingency, in which case the close of business on the date such condition or contingency is satisfied or waived shall be the time of conversion (any such time, the “Voluntary Conversion Time”), and the shares of Class A Common Stock into which the specified shares of Class B Common Stock have been converted shall be deemed to be outstanding of record at the Voluntary Conversion Time. All rights with respect to the shares of Class B Common Stock converted at any Voluntary Conversion Time, including the rights, if any, to receive notices and vote, shall terminate at the Voluntary Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at, prior to, or after such time), except for only the rights of the holder of such shares to receive (i) any dividends declared but unpaid on the shares of Class B Common Stock held of record by such holder as of the record date for such dividend, if such record date was at or prior to the Voluntary Conversion Time, that have been converted into shares of Class A Common Stock at such Voluntary Conversion Time, and (ii) if the shares of Class B Common Stock converted at such Voluntary Conversion Time were represented by a certificate or certificates immediately prior to such Voluntary Conversion Time, upon surrender of the certificate or certificates that immediately prior to such Voluntary Conversion Time represented such shares of Class B Common Stock (or lost certificate affidavit and agreement), (x) a certificate or certificates representing the number of full shares of Class A Common Stock into which such shares of Class B Common Stock were converted at such Voluntary Conversion Time if such shares of Class A Common Stock are certificated, and (y) if less than all of the shares of Class B Common Stock represented by any one certificate were converted at such Voluntary Conversion Time, a new certificate representing the shares of Class B Common Stock not so converted at such Voluntary Conversion Time. Until surrendered in accordance with this Article FIFTH, Section A(2), any certificate or certificates that, immediately prior to the Voluntary Conversion Time, represented shares of Class B Common Stock that have been converted into shares of Class A Common Stock at such Voluntary Conversion Time shall, from and after such Voluntary Conversion Time, represent only (i) the number of shares of Class A Common Stock into which such shares of Class B Common Stock have been converted at such Voluntary Conversion Time, and (ii) in the event less than all of the shares of Class B Common Stock represented by a certificate have not been so converted, then such certificate shall also represent the shares of Class B Common Stock that have not been so converted at such Voluntary Conversion Time.

B. Automatic Conversion of Class B Common Stock. Each share of Class B Common Stock shall automatically, without any further action by the Corporation or the holder thereof, be converted into one (1) fully paid and nonassessable share of Class A Common Stock upon the occurrence of a Transfer other than a Permitted Transfer of such share of Class B Common Stock. In the event of a conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Article FIFTH, Section B, such conversion shall be deemed to have occurred at the time that the Transfer of such shares occurred.

C. Final Conversion of Class B Common Stock. Each share of Class B Common Stock shall automatically, without any further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the earliest to occur of:

(1) 5:00 p.m. New York time on the third Business Day following approval by (i) the affirmative vote of a majority of the Board of Directors and (ii) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, voting separately as a class; and

(2) 5:00 p.m. New York time on the first Business Day following such time as the outstanding shares of Class B Common Stock constitutes less than ten percent (10%) of the aggregate number of shares of Common Stock then outstanding.

D. Policies and Procedures.

(1) The Board of Directors may, from time to time, establish such policies and procedures, not in violation of applicable law or this Certificate of Incorporation or the Fourth Amended and Restated Bylaws of the Corporation (as may be amended from time to time, the “Bylaws”), relating to the conversion of shares of Class B Common Stock into shares of Class A Common Stock as it may deem necessary or advisable. The Corporation may, from time to time, require that a holder of shares of Class B Common Stock furnish affidavits or other proof to the Corporation as it deems necessary to verify the ownership of shares of Class B Common Stock and to confirm that a conversion to shares of Class A Common Stock has not occurred.

(2) Promptly following any Mandatory Conversion Time, each holder of shares of Class B Common Stock that have been converted into shares of Class A Common Stock at such Mandatory Conversion Time shall surrender the certificate or certificates, if any, that immediately prior to such Mandatory Conversion Time represented the shares of Class B Common Stock that were converted into shares of Class A Common Stock at such Mandatory Conversion Time (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation (which may include a requirement to post a bond) to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) at the office of the transfer agent for the Class B Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). If required by the Corporation, any certificate or certificates so surrendered shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the shares of Class B Common Stock converted at any Mandatory Conversion Time, including the rights, if any, to receive notices and vote, shall terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at, prior to, or after such time), except for only the rights of the holder of such shares to receive (i) any dividends declared but unpaid on the shares of Class B Common Stock held of record by such holder as of the record date for such dividend, if such record date was at or prior to the Voluntary Conversion Time, that have been converted into shares of Class A Common Stock at such Mandatory Conversion Time, and (ii) if the shares of Class B Common Stock converted at such Mandatory Conversion Time were represented by a certificate or certificates immediately prior to such Mandatory Conversion Time, upon surrender of the certificate or certificates that immediately prior to such Mandatory Conversion Time represented such shares of Class B Common Stock (or lost certificate affidavit and agreement), (x) a certificate or certificates representing the number of full shares of Class A Common Stock into which such shares of Class B Common Stock were converted at such Mandatory Conversion Time if such shares of Class A Common Stock are certificated, and (y) if less than all of the shares of Class B Common Stock represented by any one certificate were converted at such Mandatory Conversion Time, a new certificate representing the shares of Class B Common Stock not so converted at such Mandatory Conversion Time. Until surrendered in accordance with this Article FIFTH, Section D(2), any certificate or certificates that, immediately prior to the Mandatory Conversion Time, represented shares of Class B Common Stock that have been converted into shares of Class A Common Stock at such Mandatory Conversion Time shall, from and after such Mandatory Conversion Time, represent only (i) the number of shares of Class A Common Stock into which such shares of Class B Common Stock have been converted at such Mandatory Conversion Time, and (ii) in the event less than all of the shares of Class B Common Stock represented by a certificate have not been so converted, then such certificate shall also represent the shares of Class B Common Stock that have not been so converted at such Mandatory Conversion Time.

E. Effect of Conversion. Any shares of Class B Common Stock converted pursuant to this Certificate of Incorporation shall be retired and cancelled and may not be reissued as shares of such class, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class B Common Stock accordingly.

F. Definitions. For purposes of this Certificate of Incorporation:

(1) “Access” means Access Industries, LLC, Len Blavatnik, the Blavatnik Family Foundation LLC, any direct or indirect equityholder of Access Industries, LLC, any family member of any direct or indirect equityholder of Access Industries, LLC, entities controlled, directly or indirectly, or managed, directly or indirectly, by Access Industries, LLC or an affiliate of Access Industries, LLC, and any affiliate or Permitted Transferee of any of the foregoing, including any affiliate of any Permitted Transferee.

(2) “affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person directly or indirectly owning or controlling ten percent (10%) or more of any class of outstanding voting securities of such Person or (iii) any officer, director, general partner or trustee of any such Person described in clause (i) or (ii).

(3) “Beneficially Owned” has such meaning as is set forth in Rule 13d-3 of the U.S. Securities Exchange Act of 1934, as amended. “Beneficial Ownership” and “Beneficially Owns” shall have correlative meanings.

(4) “Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by applicable law to close.

(5) “control” (including the terms “controlling,” “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

(6) “Effective Date” means the date of the effectiveness of the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware.

(7) “Independent Directors” means members of the Board of Directors who are not officers or otherwise employees of the Corporation or its subsidiaries (provided that a director shall not be considered an officer or employee of the Corporation solely due to such director’s position as a member of the Board of Directors or the board of directors or similar governing body of one or more subsidiaries of the Corporation).

(8) “Mandatory Conversion Time” means the time of any conversion of shares of Class B Common Stock into shares of Class A Common Stock in accordance with this Article FIFTH, other than any voluntary conversion pursuant to Article FIFTH, Section A hereof.

(9) “Permitted Transfer” means a Transfer from a holder of shares of Class B Common Stock to any Permitted Transferee, or a transfer from a Permitted Transferee of such holder to another Permitted Transferee of such holder or back to such holder.

(10) “Permitted Transferee” means (i) Access, (ii) any family member of any direct or indirect equityholder of Access, (iii) any trust formed solely for the benefit of any direct or indirect equityholder of Access or such equityholder’s family members, (iv) any partnership, corporation or other entity controlled by any direct or indirect equityholder of Access or such equityholder’s family members for tax or estate planning purposes and (v) any foundation or charity affiliated with Access or any Permitted Transferee, so long as any direct or indirect equityholder of Access or a Permitted Transferee, or a fiduciary who is selected by Access or such equityholder or Permitted Transferee and whom Access or such equityholder or Permitted Transferee has the power to remove and replace, retains voting control over the shares transferred to such foundation or charity.

(11) “Rights” means any option, warrant, restricted stock unit, restricted stock award, performance stock award, phantom stock, equity award, conversion right or contractual right of any kind to acquire shares of the Corporation’s authorized but unissued capital stock.

(12) “Transfer” of a share of Class B Common Stock shall mean any direct or indirect sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share (a “transfer”), whether or not for value and whether voluntary or involuntary or by merger, consolidation or by operation of law, including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in Beneficial Ownership), a transfer of a share of Class B Common Stock among two or more unaffiliated or unrelated holders or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise (unless, in each case, otherwise explicitly exempted from the definition of “Transfer” hereunder), provided, however, that the following shall not be considered a “Transfer”:

(a) the grant of a proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders;

(b) the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer unless such foreclosure or similar action qualifies as a Permitted Transfer;

(c) the fact that the spouse of any holder of shares of Class B Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class B Common Stock; provided that any transfer of shares by any holder of shares of Class B Common Stock to such holder’s spouse, including a transfer in connection with a divorce proceeding, domestic relations order or similar legal requirement, shall constitute a “Transfer” of such shares of Class B Common Stock unless otherwise exempt from the definition of “Transfer”;

(d) entering into a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, with a broker or other nominee where the holder entering into the plan retains Voting Control over the shares; provided, however, that a Transfer of such shares of Class B Common Stock by such broker or other nominee shall constitute a “Transfer” at the time of such Transfer;

(e) entering into a support, voting, tender or similar agreement, arrangement or understanding (with or without granting a proxy) in connection with a Liquidation Event or other merger or consolidation; provided that such Liquidation Event or other merger or consolidation and such agreement or understanding was approved by a majority of the Independent Directors then in office in advance of the entry into such agreement or understanding; or

(f) any proxy granted, or proxy agreement entered into, before the Effective Date with respect to the voting of any of the Corporation’s capital stock to which the Corporation is a party that terminates upon the consummation of the sale of shares of capital stock of the Corporation to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended.

(13) “Voting Control” means with respect to a share of Class B Common Stock the exclusive power (whether directly or indirectly) to vote or direct the voting of such share of Class B Common Stock by proxy, voting agreement or otherwise.

G. Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as will from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

H. No Further Issuances. Except for the issuance of shares of Class B Common Stock issuable upon exercise of Rights outstanding immediately prior to the Effective Date, a dividend payable in accordance with Article FOURTH, Section C(4) hereof, consideration to be paid to or received in connection with any Change of Control Transaction or any merger or consolidation of the Corporation with or into any other entity, which is not a Change of Control Transaction, in accordance with Article FOURTH, Section C(5) hereof, or a reclassification, split, subdivision or combination in accordance with Article FOURTH, Section C(6) hereof, the Corporation shall not at any time after the Effective Date issue any additional shares of Class B Common Stock.

SIXTH:

Any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation must be effected at a duly called annual or special meeting; provided, however, that this Article SIXTH shall not become effective until the first date on which Access first ceases to Beneficially Own (directly or indirectly) more than fifty percent (50%) of the total combined voting power of the then-outstanding Voting Securities (the “Trigger Date”). Notwithstanding the foregoing, holders of one or more classes or series of Preferred Stock may, to the extent permitted by and pursuant to the terms of such class or series of Preferred Stock adopted by resolution or resolutions of the Board of Directors, act by written consent.

SEVENTH:

A. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

B. Number of Directors. Subject to any rights of the holders of shares of any series of Preferred Stock to elect additional directors and the terms of the Stockholder Agreement, dated as of , 2020 (as may be amended, supplemented, restated or otherwise modified from time to time, the “Stockholder Agreement”), between the Corporation and Access Industries, LLC, the number of directors shall be fixed, and may be altered from time to time, exclusively by resolution of the Board of Directors, but in no event may the number of directors of the Corporation be less than one (1).

C. Written Ballot Not Required. Unless and except to the extent that the Bylaws so require, the election of directors of the Corporation need not be by written ballot.

D. Vacancies. Subject to any rights granted to the holders of shares of any class or series of Preferred Stock then outstanding to elect additional directors or fill vacancies in respect of such directors under specified circumstances and the terms and conditions of the Stockholder Agreement, and except as otherwise provided by law, any vacancy in the Board of Directors that results from (x) the death, disability, resignation or disqualification of any director shall be filled by an affirmative vote of at least a majority of the directors then in office, even if less than a quorum, or by a sole remaining director and (y)

an increase in the number of directors or the removal of any director shall be filled (a) following the Effective Date and until the Trigger Date, solely by an affirmative vote of the holders of at least a majority of the total combined voting power of the then-outstanding Voting Securities entitled to vote in an election of directors and (b) from and after the Trigger Date, by an affirmative vote of at least a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy or a newly created directorship shall hold office until his or her successor has been duly elected and qualified, or until such director’s earlier death, resignation or removal, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

E. Removal. Subject to the rights of the holders of shares of any series of Preferred Stock with respect to such series of Preferred Stock and the terms and conditions of the Stockholder Agreement, any director or the entire Board of Directors may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the total combined voting power of the then-outstanding Voting Securities entitled to vote in the election of directors.

F. In addition to the powers and authority herein or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and the Bylaws; provided, however, that no Bylaws hereafter adopted shall invalidate any prior act of the directors that would have been valid if such Bylaws had not been adopted.

EIGHTH:

A. Special Meetings of Stockholders. Except as otherwise required by law and subject to any rights granted to holders of shares of any class or series of Preferred Stock then outstanding, until the Trigger Date, special meetings of the stockholders of the Corporation for any purpose or purposes may only be called by the Board or the Secretary of the Corporation, in each case at the request of the holders of a majority of the total combined voting power of the then-outstanding Voting Securities. From and after the Trigger Date, special meetings of the stockholders of the Corporation may only be called by the Chairman of the Board of Directors or pursuant to a resolution of the Board of Directors adopted by a majority of the directors then in office so long as a quorum is present, and the stockholders of the Corporation shall not have the power to call a special meeting of the stockholders of the Corporation or to request the Secretary of the Corporation to call a special meeting of the stockholders. The Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board; provided that, prior to the Trigger Date, any such action by the Board may not be taken without the consent of Access (as defined below).

B. Cumulative Voting. No stockholder of the Corporation shall be entitled to exercise any right of cumulative voting.

NINTH:

A. Except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to or repeal of this Article NINTH or of the relevant provisions of the DGCL shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for, or with respect to, any acts or omissions of such director occurring prior to such amendment or repeal.

B. The Corporation shall indemnify, in a manner and to the fullest extent permitted by the DGCL, each person who is or was a party to or subject to, or is threatened to be made a party to or to be the subject of, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that he or she is or was, or had agreed to become or is alleged to have been, a director, officer or employee of the Corporation or is or was serving, or had agreed to serve or is alleged to have served, at the request of or to further the interests of the Corporation as a director, officer, employee, manager, partner or trustee of, or in a similar capacity for, another corporation or any limited liability company, partnership, joint venture, trust or other enterprise, including any employee benefit plan of the Corporation or of any of its affiliates and any charitable or not-for-profit enterprise (any such person being sometimes referred to hereafter as an “Indemnitee”), or by reason of any action taken or omitted or alleged to have been taken or omitted by an Indemnitee in any such capacity, against, in the case of any action, suit or proceeding other than an action or suit by or in the right of the Corporation, all expenses (including court costs and attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf and all judgments, damages, fines, penalties and other liabilities actually sustained by him or her in connection with such action, suit or proceeding and any appeal therefrom and, in the case of an action or suit by or in the right of the Corporation, against all expenses (including court costs and attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; provided, however, that in an action or suit by or in the right of the Corporation no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and then only to the extent that, the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery of Delaware or such other court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. With respect to service by an Indemnitee on behalf of any employee benefit plan of the Corporation or any of its affiliates, action in good faith and in a manner the Indemnitee reasonably believed to be in the interest of the beneficiaries of the plan shall be considered to be in or not opposed to the best interests of the Corporation. The Corporation shall indemnify an Indemnitee for expenses (including court costs and attorneys’ fees) reasonably incurred by the Indemnitee in connection with a proceeding successfully establishing his or her right to indemnification, in whole or in part, pursuant to this Article. However, notwithstanding anything to the contrary in this Article but subject to the foregoing sentence, the Corporation shall not be required to indemnify or advance expenses to an Indemnitee incurred in connection with a proceeding (or part thereof) initiated by the Indemnitee against the Corporation or any other person who is an Indemnitee unless the initiation of the proceeding was approved by the Board of Directors of the Corporation.

C. Subject to the provisions of the last sentence of Section B of this Article NINTH, the Corporation shall, in advance of the final disposition of the matter, pay or promptly reimburse a director or officer for any expenses (including court costs and attorneys’ fees) reasonably incurred by such director or officer in investigating and defending or responding to any action, suit, proceeding or investigation referred to in Section B of this Article NINTH, and any appeal therefrom; provided, however, that the payment of such expenses incurred by a director or officer in advance of the final disposition of such a matter shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it shall ultimately be determined that the director or officer is not entitled to be indemnified by the Corporation against such expenses as provided by this Article. The Corporation shall accept such undertaking without reference to the financial ability of the director or officer to make such repayment.

D. The right to indemnification and advancement of expenses, as applicable, provided by this Article shall continue as to any person who formerly was an officer, director or employee of the Corporation in respect of acts or omissions occurring or alleged to have occurred while he or she was an officer, director or employee of the Corporation and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitees. Unless otherwise required by the DGCL, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. The Corporation may, by provisions in the Bylaws or by agreement with one or more Indemnitees, establish procedures for the application of the foregoing provisions of this Article. The right of an Indemnitee to indemnification or advances as granted by this Article shall be a contractual obligation of the Corporation and, as such, shall be enforceable by the Indemnitee in any court of competent jurisdiction.

E. No amendment to or repeal of this Article or of the relevant provisions of the DGCL or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment or repeal.

F. The indemnification and advancement of expenses provided by this Article shall not be exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), bylaw, agreement, vote of stockholders or action of the Board of Directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office for the Corporation, and nothing contained in this Article shall be deemed to prohibit the Corporation from entering into agreements with officers, directors and employees providing indemnification rights and procedures different from those set forth in this Article.

G. In addition to indemnification by the Corporation of current and former officers, directors and employees and advancement of expenses by the Corporation to current and former officers and directors as permitted by the foregoing provisions of this Article, the Corporation may, in a manner and to the fullest extent permitted by the DGCL, indemnify current and former agents and other persons serving the Corporation and advance expenses to current and former employees, agents and other persons serving the Corporation, in each case as may be authorized by the Board of Directors, and any rights to indemnity or advancement of expenses granted to such persons may be equivalent to, or greater or less than, those provided to directors, officers and employees by this Article.

H. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or of another corporation or a limited liability company, partnership, joint venture, trust or other enterprise (including any employee benefit plan) in which the Corporation has an interest against any expense, liability or loss incurred by the Corporation or such person in his or her capacity as such, or arising out of his or her status as such, whether or not the Corporation would have the power to or is obligated to indemnify such person against such expense, liability or loss.

TENTH:

Subject to the terms and conditions of the Stockholder Agreement and the last sentence of this Article TENTH, in furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to amend, alter or repeal the Bylaws, without the assent or vote of stockholders of the Corporation. Any amendment, alteration or repeal of the Bylaws by the Board of Directors shall require the affirmative vote of a majority of the directors then in office so long as a quorum is present. In addition to any other vote otherwise required by law, the stockholders of the Corporation may amend, alter or repeal the Bylaws; provided that any such action shall require (i) until the Trigger Date, the affirmative vote of the holders of a majority of the total combined voting power of the then-outstanding Voting Securities entitled to vote at any annual or special meeting of stockholders and (ii) from and after the Trigger Date, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the total combined voting power of the then-outstanding Voting Securities entitled to vote at any annual or special meeting of stockholders. In addition, so long as the Stockholder Agreement remains in effect, the Board of Directors shall not approve any amendment, alteration or repeal of any provision of the Bylaws, or the adoption of any new bylaw, that would be contrary to or inconsistent with the then-applicable terms, if any, of the Stockholder Agreement or this sentence.

ELEVENTH:

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action or proceeding asserting a claim arising out of or pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL, or as to which the DGCL confers jurisdiction on the Court of Chancery (including, without limitation, any action asserting a claim arising out of or pursuant to this Certificate of Incorporation or the Bylaws) or (iv) any action or proceeding asserting a claim governed by the internal affairs doctrine, in each case, subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided that, if and only if the Court of Chancery dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Any Person holding, owning, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ELEVENTH. Nothing herein contained shall be construed to preclude stockholders of the Corporation that assert claims under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any successor thereto, from bringing such claims in state or federal court, subject to applicable law.

TWELFTH:

The Corporation reserves the right to amend, alter, change, adopt or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of shares of any class or series of capital stock of the Corporation required by law or by this Certificate of Incorporation, (i) until the Trigger Date, the affirmative vote of the holders of a majority of the total combined voting power of the then-outstanding Voting Securities entitled to vote at any annual or special meeting of stockholders and (ii) from and after the Trigger Date, the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the total combined voting power of the then-outstanding Voting Securities entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with Articles FOURTH, FIFTH, SIXTH, SEVENTH, EIGHT, NINTH, TENTH, ELEVENTH, TWELFTH, THIRTEENTH and FIFTEENTH; provided further, so long as any shares of Class B Common Stock remain outstanding, the Corporation shall not, without the prior affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law or this Certificate of Incorporation, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise amend, alter, change, repeal or adopt any provision of this Certificate of Incorporation; provided further, so long as any shares of Class A Common Stock remain outstanding, the Corporation shall not, without the prior affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock, voting as a separate class, in addition to any other vote required by applicable law or this Certificate of Incorporation, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise amend, alter, change, repeal or adopt any provision of this Certificate of Incorporation (i) if the amendment would increase or decrease the aggregate number of authorized shares of Class A Common Stock, increase or decrease the par value of the shares of Class A Common Stock, or alter or change the powers, preferences, or special rights of the shares of Class A Common Stock so as to affect them adversely or (ii) to provide for each share of Class B Common Stock to have more than twenty (20) votes per share or any rights to a separate class vote of the holders of shares of Class B Common Stock other than as provided by this Certificate of Incorporation or required by the DGCL. For the avoidance of doubt, nothing in the immediately preceding provisos shall limit the rights of the Board of Directors as specified in Article FOURTH, Section B or Article TENTH of this Certificate of Incorporation.

THIRTEENTH:

To the fullest extent permitted by Section 122(17) of the DGCL (or any successor provision) and except as may be otherwise expressly agreed in writing by the Corporation and Access, the Corporation, on behalf of itself and its subsidiaries, renounces and waives any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, directly or indirectly, any potential transactions, matters or business opportunities (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Corporation or any of its subsidiaries or any dealings with customers or clients of the Corporation or any of its subsidiaries) that are from time to time presented to Access or any of its respective officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries (other than the Corporation and its subsidiaries), even if the transaction, matter or opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. Neither Access nor its respective officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries shall, to the fullest extent provided by law, be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Person pursues, acquires or participates in such business opportunity, directs such business opportunity to another Person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries, unless, in the case of any such Person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation. Any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and have consented to the provisions of this Article THIRTEENTH. Neither the alteration, amendment or repeal of this Article THIRTEENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article THIRTEENTH, nor, to the fullest extent permitted by Delaware law, any modification of law, shall eliminate or reduce the effect of this Article THIRTEENTH in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article THIRTEENTH, would accrue or arise, prior to such alteration, amendment, repeal, adoption or modification. If any provision or provisions of this Article THIRTEENTH shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article THIRTEENTH (including, without limitation, each portion of any paragraph of this Article THIRTEENTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article THIRTEENTH (including, without limitation, each such portion of any paragraph of this Article THIRTEENTH containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law. This Article THIRTEENTH shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Certificate of Incorporation, the Bylaws, applicable law, any agreement or otherwise.

FOURTEENTH:

The Corporation elects not to be governed by Section 203 of the DGCL (“Section 203”), as permitted under and pursuant to subsection (b)(3) of Section 203, until the first date on which Access ceases to Beneficially Own (directly or indirectly) at least five percent (5%) of the then-outstanding shares of Common Stock. From and after such date, the Corporation shall be governed by Section 203 so long as Section 203 by its terms would apply to the Corporation.

FIFTEENTH:

For so long as the Stockholder Agreement (as defined under Article SEVENTH of this Certificate of Incorporation) is in effect, the provisions of the Stockholder Agreement shall be incorporated by reference into and govern the relevant provisions hereof, and such provisions shall be interpreted and applied in a manner consistent with the terms of the Stockholder Agreement.

SIXTEENTH:

To the fullest extent permitted by applicable law, if any provision of this Certificate of Incorporation becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Certificate of Incorporation, and the court shall replace such illegal, void or unenforceable provision of this Certificate of Incorporation with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. To the fullest extent permitted by applicable law, the balance of this Certificate of Incorporation shall be enforceable in accordance with its terms.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be executed on its behalf this                day of                , 2020.

WARNER MUSIC GROUP CORP.

By:
Name:
Title:

[Signature Page to Fourth Amended and Restated Certificate of Incorporation]